UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2023

Ramaco Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

(859) 244-7455

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Class A Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Class B Common Stock, $0.01 par value	METCB	NASDAQ Global Select Market

9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 27, 2023, Ramaco Resources, Inc. held its Annual Meeting of Shareholders. Shareholders were asked to vote upon four (4) items which are discussed below.

1)	Shareholders were asked to vote upon the election of directors. The final vote totals are below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Bryan H. Lawrence	30,874,853	830,192	6,091,472
David E.K. Frischkorn	31,204,115	500,930	6,091,472
Patrick C. Graney, III	27,397,371	4,307,674	6,091,472

2)	Shareholders were asked to vote to ratify the appointment of MCM CPAs and Advisors LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. There were no broker non-votes. The final vote totals are below.

Name	Votes For	Votes Against	Abstentions
MCM CPAs and Advisors LLP	37,736,348	54,376	5,793

3)	Shareholders were asked to vote to approve, on an advisory basis, the compensation paid by the Company to its named executive officers. The final vote totals are below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,117,346	368,649	219,050	6,091,472

4)	Shareholders were asked to vote, on an advisory basis, whether future advisory votes on the compensation paid by the Company to its named executive officers (“say-on-pay” votes) should be held every one, two, or three years. The final vote totals are below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
31,331,834	46,265	174,097	152,849	6,091,472

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

Date: June 29, 2023	By:	/s/ Randall W. Atkins
Randall W. Atkins
Chairman, Chief Executive Officer